4




                                             November 15, 2000



Mr. Richard T. Kelecy
Chief Financial Officer
Perma-Fix Environmental Services, Inc.
1940 NW 67th Place, Suite A
Gainesville, FL 32653


Dear Dick,

Reference is made to that certain Loan and Security Agreement dated January 25, 1998 (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement") among Perma-Fix Environmental Services, Inc. and its direct and indirect subsidiaries named on the signature pages hereof, jointly and severally ("Perma-Fix" or "Borrower") and Congress Financial Corporation (Florida), ("Congress" or "Lender"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

Borrower has advised Lender that as a result of the acquisition of Diversified Scientific Services, Inc. (DSSI) and related recording of purchase accounting, effective August 31, 2000, Borrower is not in compliance with the financial covenant set forth in section 9.14 of the Loan Agreement, which states:

     "Borrowers shall, at all times, maintain  Adjusted
     Net Worth on a consolidated basis in respect of Borrowers of not less than $3,000,0000."

As a consequence of this Event of Default, we are entitled to exercise various rights and remedies under the Loan Agreement. Borrower has requested that the Lender agree to amend section 9.14 of the Loan Agreement effective August 31, 2000 as follows:

     Borrowers shall, (i) at all times, maintain  net
     worth  in accordance with GAAP on a consolidated
     basis  of  not less than $19,500,000;  and  (ii)
     starting on December 31, 2001 Adjusted Net Worth
     of   not  less  than  $3,0000,000  through   the
     Expiration Date.

Borrowers hereby represent, warrant, acknowledge and affirm that no other Event of Default or any default which with the passage of time, the giving of notice, or both, would constitute an Event of Default has occurred and is continuing.

Borrowers shall pay to Lender an amendment fee of $15,000, which fee shall be due and payable, and deemed to have been fully earned, on the date of this Amendment and an additional monthly fee of $3,000 starting October 31st, 2000 and continuing for each month that the Adjusted Net Worth is less than $3,000,000.

Except as amended herein, all the terms and conditions of the Loan Agreement between us remain in full force and effect.

The foregoing is a one-time accommodation and is only to the extent specifically set forth herein. This accommodation shall not be construed as an obligation on our part to waive or consent to any departure from any obligation you have, or any right, power, or remedy under our documents with you which we would otherwise have, on any future occasion, whether similar in kind, or otherwise.

Please acknowledge your acceptance of this amendment by signing below and return this letter to the undersigned.

Sincerely,

CONGRESS FINANCIAL CORPORATION
     (FLORIDA)

______________________________
Gary Dixon
Vice President
                     AGREED:

                         BORROWERS:
                         PERMA-FIX ENVIRONMENTAL SERVICES,
                         INC., a Delaware corporation

                         By:
                             ______________________________
                              Richard T. Kelecy, Chief
                              Financial Officer

                         INDUSTRIAL WASTE MANAGEMENT, INC.,
                         a Missouri corporation

                         By:
                            ________________________________
                              Richard T. Kelecy, Chief
                              Financial Officer

                         SCHREIBER, YONLEY & ASSOCIATES
                         (formerly known as Schreiber, Grana
                         & Yonley, Inc.), a Missouri
                         corporation

                         By:
                            ________________________________
                              Richard T. Kelecy, Chief
                              Financial Officer

                         PERMA-FIX TREATMENT SERVICES,
                         INC., an Oklahoma corporation

                         By:
                            ________________________________
                              Richard T. Kelecy, Chief
                              Financial Officer

                         PERMA-FIX, INC., an Oklahoma
                         corporation

                         By:
                            _______________________________
                              Richard T. Kelecy, Chief
                              Financial Officer

                         MINTECH, INC., an Oklahoma
                         corporation

                         By:
                            _______________________________
                              Richard T. Kelecy, Chief
                              Financial Officer

                         RECLAMATION SYSTEMS, INC., an
                         Oklahoma corporation

                         By:
                           ________________________________
                              Richard T. Kelecy, Chief
                              Financial Officer

                         PERMA-FIX OF NEW MEXICO, INC.,
                         a New Mexico corporation

                         By:
                            ______________________________
                              Richard T. Kelecy, Chief
                              Financial Officer

                         PERMA-FIX OF FLORIDA, INC.,
                         a Florida corporation

                         By:
                            _____________________________
                              Richard T. Kelecy, Chief
                              Financial Officer

                         PERMA-FIX OF MEMPHIS, INC.,
                         a Tennessee corporation

                         By:
                           _____________________________
                              Richard T. Kelecy, Chief
                              Financial Officer

                         PERMA-FIX OF DAYTON, INC.,
                         an Ohio corporation

                         By:
                            _____________________________
                              Richard T. Kelecy, Chief
                              Financial Officer

                         PERMA-FIX OF FORT LAUDERDALE, INC.,
                         a Florida corporation

                         By:
                            ______________________________
                              Richard T. Kelecy, Chief
                              Financial Officer

                         PERMA-FIX OF MICHIGAN, INC., a
                         Michigan corporation

                         By:
                            ______________________________
                              Richard T. Kelecy, Chief
                              Financial Officer

                         CHEMICAL CONSERVATION OF
                         GEORGIA, INC., a Georgia
                         corporation

                         By:
                            ______________________________
                              Richard T. Kelecy, Chief
                              Financial Officer

                         CHEMICAL CONSERVATION
                         CORPORATION, INC., a Florida
                         corporation

                         By:
                            ______________________________
                              Richard T. Kelecy, Chief
                              Financial Officer

                         DIVERSIFIED SCIENTIFIC SERVICES, INC.,
                         a Tennessee corporation

                         By:
                            ________________________________
                              Richard T. Kelecy, Chief
                              Financial Officer